Exhibit 99.1

TechPrecision Corporation Secures $10.0M Financing Agreement with Rosenthal Capital Group, Strengthening Capital Structure

TechPrecision signs $10.0M three-year financing agreement

Line of Credit supports double-digit revenue growth

Underpins historic backlog of $52.7M (as of June 30, 2026)

WESTMINSTER, MA / ACCESS Newswire / November 9, 2026 / TechPrecision Corporation (NASDAQ:TPCS) ("TechPrecision" or "the Company"), a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components, today announces that it has secured a new non-dilutive $10.0 million financing agreement with Rosenthal Capital Group. The three-year agreement was finalized on November 3, 2026.

At the time of closing, the Company utilized the Rosenthal Capital Group financing to pay off and close out its prior credit facility, consisting of two term loans and a Revolving Line of Credit (“RLOC”) with Beacon Bank & Trust totaling approximately $5.8 million, leaving $4.2 million in availability.

“We appreciate Rosenthal Capital Group’s support for the long-term growth prospects of our commercialization strategy,” said Alexander Shen, TechPrecision's Chief Executive Officer. “This financing agreement is a strategic step that strengthens our balance sheet and helps to safeguard shareholder value as we carefully manage our long-term financial plans. The smooth amortization schedule for the loans also provides the Company with ample liquidity, enabling us to invest in key business initiatives. Notably, this added financial flexibility not only promises to deliver value to all of our shareholders, but also reinforces their confidence in the top-line growth strategies of our Ranor and Stadco segments.”

The three-year, non-dilutive $10.0 million loan agreement consists of a $3.5 million Term Loan amortized over five years, a $1.5 million Term Loan amortized over three years, and a $5.0 million RLOC. Both the $3.5 million and $1.5 million Term Loans have an interest rate of the JP Morgan Chase Prime rate plus 2.0%. The RLOC has an interest rate of the JP Morgan Chase Prime rate plus 0.75% when backed by accounts receivable, and plus 1.25% when backed by work-in-progress (“WIP”) contract assets. The term loans can be prepaid without penalty, subject to an early termination fee.

The agreement contains one financial covenant, which requires the Company to maintain a tangible net worth of $5.5 million or greater. As of June 30, 2026, the Company’s tangible net worth was $7.6 million. The Company continues to make steady progress toward achieving double-digit growth rates in both revenue and EBITDA, in line with its established plan to grow its strategic portfolio of clients and projects. Management expects that this financing will alleviate the substantial doubt of continuing as a going concern as previously identified in prior reporting periods.

Because of the demand for staff resources allocated to the closing of this financing, the Company may be unable to file its Quarterly Report on Form 10-Q for the period ended September 30, 2026 within the prescribed time period without unreasonable effort and expense to the Company.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, is a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components, with both ITAR-registered and compliant subsidiaries generating over 95% of their revenue in the U.S. defense sector. Situated on approximately 65 acres with 145,000 square feet of facilities in North Central Massachusetts, ISO 9001:2015-certified Ranor provides a full range of custom solutions—including manufacturing engineering, materials management and traceability, high-precision heavy fabrication, heavy high-precision CNC machining, portable CMM and NonDestructive Testing QC inspection, and final packaging—to produce precision finished welded and machined components up to 100 tons. Operating across an approximately 183,000-square-foot industrial multi-building complex in Los Angeles, California, Stadco (an AS 9100 D, ISO 9001:2015, and NADCAP NonDestructive Testing certificate holder) supplies large mission-critical components and production tooling for high-profile military aircraft, helicopter, and space programs to major defense and aerospace OEMs and prime contractors, leveraging end-to-end custom fabrication, machining, fixed and portable CMM inspection, a large electron beam welding cell, and two NonDestructive Testing work cells. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "prospects," "will," "should," "would" and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, geopolitical conflicts, price inflation, interest rate increases and supply chain disruptions; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government tariffs, regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; and other risks discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

Company Contact: Phillip Podgorski Chief Financial Officer TechPrecision Corporation Phone: 978-874-0591 Email: podgorskip@Ranor.com Website: www.TechPrecision.com	Investor Relations Contact: Hayden IR Brett Maas Phone: 646-536-7331 Email: brett@haydenir.com Website: www.haydenir.com